Exhibit 16.1

Hein & Associates LLP 500 Dallas Street Suite 2500 Houston, Texas 77002	www.heincpa.com p 713.850.9814 f 713.850.0725

July 10, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Management of Remora Royalties, Inc.

807 Las Cimas Parkway

Building 2, Suite 275

Austin, TX 78746

We have read the statements included under the caption “Change in Accountants” included in the Registration Statement on Form S-1 of Remora Royalties, Inc. We agree with the statements in this section as it pertains to our firm.

/s/ Hein & Associates LLP
Hein & Associates LLP